Exhibit 99.1

Wilson Greatbatch Technologies Announces Revision of 2004 Sales Guidance

    CLARENCE, N.Y.--(BUSINESS WIRE)--May 14, 2004--Wilson Greatbatch Technologies, Inc. (the "Company") (NYSE:GB) announced today that on May 12, 2004, it received notification from a major customer to stop shipments of certain medical components, including feedthroughs and enclosures, for a period of time within the second quarter. Subsequently, the Company was informed that the customer has revised its overall inventory management philosophy and practices which, coupled with the Company's operational improvements in cycle time, will result in the customer holding quantities of certain raw materials inventory at lower levels than in the past. The Company believes that the combined impact of these actions will significantly reduce its previously forecasted sales for 2004.
    At the present time, the Company anticipates that its sales revenue for the full year 2004 will range from $220 to $230 million, compared to its previous sales guidance range of $240 to $245 million. The Company believes the reduction will primarily impact the second and third quarters and by the fourth quarter the Company's results will reflect industry growth rates. The Company is currently evaluating the impact of this revised sales forecast on its cost structure and anticipates providing revised profitability guidance at a later date.

    Forward-Looking Statements

    Some of the statements in this press release, including those statements made under the headings "Revised 2004 Guidance", and other written and oral statements made from time to time by the company and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are based on the Company's current expectations. The Company's actual results could differ materially from those stated or implied in such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements include, among others, the following matters affecting the
Company: dependence upon a limited number of customers; customer ordering patterns; product obsolescence; inability to market current or future products; pricing pressure from customers; reliance on third party suppliers for raw materials, products and subcomponents; fluctuating operating results; inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; inability to successfully consummate and integrate acquisitions; unsuccessful expansion into new markets; competition; inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; and other risks and uncertainties described in the Company's Annual Report on Form 10-K, including Exhibit 99.1 thereto, and in other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

    About Wilson Greatbatch Technologies

    Wilson Greatbatch Technologies, Inc., is a leading developer and manufacturer of critical components used in implantable medical devices and other technically demanding applications. Additional information about the Company is available at www.greatbatch.com.

    CONTACT: Wilson Greatbatch Technologies, Inc.
             Anthony Borowicz, 716-759-5809
             tborowicz@greatbatch.com